NEWS	Exhibit 99.1

Mark Graff
SVP, Financial Planning and Investor Relations
(813) 830-5311

Bloomin’ Brands Announces 2022 Q3 Financial Results
Q3 Combined U.S. Comparable Restaurant Sales Growth of 1.4%
Q3 Diluted EPS of $0.34 and Adjusted Diluted EPS of $0.35
Reiterates Full Year Adjusted EPS Expectations
Declares Quarterly Cash Dividend of $0.14 per share

TAMPA, Fla., October 28, 2022 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today reported results for the third quarter 2022 (“Q3 2022”) compared to the third quarter 2021 (“Q3 2021”).

CEO Comments
“We are pleased with the consistent performance of our brands as Q3 represented another quarter of strong results. U.S. comparable sales improved throughout the quarter while our margins remain well above pre-pandemic levels” said David Deno, CEO. “Importantly, we achieved this performance despite persistent inflationary pressures that were well ahead of menu price increases. We remain focused on executing our strategy to elevate the customer experience and drive innovation while achieving sustainable sales and profits.”

Diluted EPS and Adjusted Diluted EPS
The following table reconciles Diluted earnings per share to Adjusted diluted earnings per share for the periods indicated (unaudited):

	Q3
	2022	2021	CHANGE
Diluted earnings per share	$0.34	$0.03	$0.31
Adjustments (1)	0.01	0.54	(0.53)
Adjusted diluted earnings per share (1)	$0.35	$0.57	$(0.22)

___________________
(1)Q3 2021 includes a $61.9 million charge in connection with the Carrabba’s Italian Grill royalty termination. See Non-GAAP Measures later in this release.

Third Quarter Financial Results

(dollars in millions, unaudited)	Q3 2022	Q3 2021	CHANGE
Total revenues	$1,055.8	$1,010.5	4.5%

GAAP Operating income margin	4.9%	1.5%	3.4%
Adjusted operating income margin (1)(2)	4.9%	8.2%	(3.3)%

Restaurant-level operating margin (1)	13.1%	10.3%	2.8%
Adjusted restaurant-level operating margin (1)(2)	13.1%	16.8%	(3.7)%
___________________
(1)See Non-GAAP Measures later in this release.
(2)Adjusted operating income and restaurant-level operating margins are lower year-over-year due to elevated inflationary pressures that were partially offset by moderate pricing increases to maintain consumer value equation.

•The increase in Total revenues was primarily due to higher comparable restaurant sales and the net impact of restaurant openings and closures.

•Operating income margin increased primarily due to an increase in restaurant-level operating margin as described below and lower share-based and incentive compensation.

•Restaurant-level operating margin increased primarily due to: (i) lapping the Carrabba’s Italian Grill royalty termination, (ii) increases in average check per person and (iii) lapping the impact of COVID-19 in Brazil. These increases were partially offset by: (i) commodity inflation, (ii) increased labor costs primarily due to wage rate inflation, (iii) higher operating expenses including utilities and (iv) higher advertising expense.

•Adjusted operating income and adjusted restaurant-level operating margins for Q3 2021 exclude the impact of the Carrabba’s Italian Grill royalty termination.

Third Quarter Comparable Restaurant Sales
The following table includes Company-owned comparable restaurant sales for the third quarter ended September 25, 2022 as well as performance relative to 2019 for improved comparability to pre-COVID-19 restaurant sales:

	THIRTEEN WEEKS ENDED
	SEPTEMBER 25, 2022
Comparable restaurant sales (stores open 18 months or more):	COMPARABLE TO 2021	COMPARABLE TO 2019
U.S.
Outback Steakhouse	2.3%	8.5%
Carrabba’s Italian Grill	0.7%	18.0%
Bonefish Grill	(0.9)%	4.8%
Fleming’s Prime Steakhouse & Wine Bar	1.3%	29.6%
Combined U.S.	1.4%	11.2%
International
Outback Steakhouse - Brazil (1)	30.1%	25.2%
_________________
(1)Excludes the effect of fluctuations in foreign currency rates. Includes trading day impact from calendar period reporting.

The following table includes Company-owned average restaurant unit volumes for the periods indicated:

	THIRTEEN WEEKS ENDED
Average restaurant unit volumes (weekly):	SEPTEMBER 25, 2022	SEPTEMBER 29, 2019 (1)
U.S.
Outback Steakhouse	$72,834	$66,084
Carrabba’s Italian Grill	$62,010	$51,989
Bonefish Grill	$57,998	$53,549
Fleming’s Prime Steakhouse & Wine Bar	$97,053	$71,954
International
Outback Steakhouse - Brazil (2)	$60,711	$72,791
_________________
(1)Presented for comparability to pre-COVID-19 average restaurant unit volumes.
(2)Translated at average exchange rates of 5.18 and 3.88 for the thirteen weeks ended September 25, 2022 and September 29, 2019, respectively. Brazil average restaurant unit volumes for the thirteen weeks ended September 25, 2022 are up 11% on a local currency basis versus the comparable period in 2019.

Dividend Declaration and Share Repurchases
On October 18, 2022, our Board of Directors declared a quarterly cash dividend of $0.14 per share to be paid on November 23, 2022 to all stockholders of record as of the close of business on November 9, 2022.

On February 8, 2022, our Board of Directors approved a $125 million share repurchase program. Through October 27, 2022, we repurchased 4.7 million shares for a total of $95 million and had $30 million remaining under this authorization. This authorization will expire on August 9, 2023.

Fiscal 2022 Financial Outlook
The table below presents our updated expectations for selected 2022 financial operating results. We have increased our full year outlook for total revenues and expect the profit benefits from the increased revenues to be offset by higher than expected inflation. We are reaffirming all other aspects of our full-year financial guidance as previously communicated in our July 29, 2022 earnings release.

Financial Results:	Prior Outlook	Current Outlook
Total revenues	$4.40B to $4.45B	$4.436B to $4.466B

GAAP diluted earnings per share (1)	$1.11 to $1.22	$1.05 to $1.15

Adjusted diluted earnings per share (2)	$2.45 to $2.55	$2.45 to $2.55

Adjusted effective income tax rate	16.5% to 17.5%	16% to 17%
_________________
(1)For GAAP purposes assumes weighted average diluted shares of approximately 99 million. The total change in GAAP earnings per share is due to revisions in estimates, including taxes.
(2)Assumes weighted average adjusted diluted shares of approximately 93 million, which includes the benefit of the convertible note hedge entered into in May 2020.

Q4 2022 Financial Outlook
The financial outlook includes the negative impact of Hurricane Ian which was estimated to be 0.3% to U.S. comparable sales and approximately $0.03 to diluted earnings per share, inclusive of storm-related costs. The table below presents our expectations for selected fiscal Q4 2022 financial operating results:

Financial Results:	Q4 2022 Outlook
Total revenues	$1.115B to $1.145B

GAAP diluted earnings per share (1)	$0.61 to $0.71

Adjusted diluted earnings per share (2)	$0.63 to $0.73
_________________
(1)For GAAP purposes assumes weighted average diluted shares of approximately 96 million.
(2)Assumes weighted average adjusted diluted shares of approximately 92 million, which includes the benefit of the convertible note hedge entered into in May 2020.

Conference Call
The Company will host a conference call today, October 28, 2022 at 8:15 AM EDT. The conference call will be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

Non-GAAP Measures
In addition to the results provided in accordance with GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with GAAP and include the following: (i) Restaurant-level operating margin and adjusted restaurant-level operating margin, (ii) Adjusted income from operations and the corresponding margin, (iii) Adjusted net income, (iv) Adjusted diluted earnings per share and (v) Adjusted segment income from operations and the corresponding margin.

Restaurant-level operating margin is a non-GAAP financial measure widely regarded in the industry as a useful metric to evaluate restaurant-level operating efficiency and performance of ongoing restaurant-level operations, and we use it for these purposes, overall and particularly within our two segments.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur.

We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in tables four, five, six and seven included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company owns and operates more than 1,450 restaurants in 47 states, Guam and 15 countries, some of which are franchise locations. For more information, please visit www.bloominbrands.com.
Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments”, “Fiscal 2022 Financial Outlook” and “Q4 2022 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: consumer reaction to public health and food safety issues; the effects of the COVID-19 pandemic and uncertainties about its depth and duration, as well as the impacts to economic conditions and consumer behavior, including, among others: the inability of workers, including delivery drivers, to work due to illness, quarantine, or government mandates, temporary restaurant closures and capacity restrictions due to reduced workforces or government mandates, the unemployment rate, the extent, availability and effectiveness of any COVID-19 stimulus packages or loan programs, the ability of our franchisees to operate their restaurants during the pandemic and pay royalties, and trends in consumer behavior and spending during and after the end of the pandemic; increases in labor costs and fluctuations in the availability of employees; increases in unemployment rates and taxes; price and availability of commodities and other impacts of inflation; competition; local, regional, national and international economic conditions; our ability to preserve the value of and grow our brands; interruption or breach of our systems or loss of consumer or employee information; our dependence on a limited number of suppliers and distributors; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; government actions and policies; the effects of changes in tax laws; changes in patterns of consumer traffic, consumer tastes and dietary habits; challenges associated with our remodeling, relocation and expansion plans; consumer confidence and spending patterns; the seasonality of the Company’s business; weather, acts of God and other disasters; compliance with debt covenants and the Company’s ability to make debt payments and planned investments; the cost and availability of credit; interest rate changes; and any impairments in the carrying value of goodwill and other assets. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(in thousands, except per share data)	SEPTEMBER 25, 2022	SEPTEMBER 26, 2021	SEPTEMBER 25, 2022	SEPTEMBER 26, 2021
Revenues
Restaurant sales	$1,040,375	$996,718	$3,272,868	$3,031,396
Franchise and other revenues	15,388	13,745	48,592	43,906
Total revenues	1,055,763	1,010,463	3,321,460	3,075,302
Costs and expenses
Food and beverage costs	332,939	304,300	1,056,768	908,272
Labor and other related	303,244	290,246	924,514	859,883
Other restaurant operating	267,944	299,788	790,583	762,531
Depreciation and amortization	42,171	40,827	125,203	122,592
General and administrative	56,089	58,880	174,009	182,590
Provision for impaired assets and restaurant closings	2,067	1,585	4,099	8,962
Total costs and expenses	1,004,454	995,626	3,075,176	2,844,830
Income from operations	51,309	14,837	246,284	230,472
Loss on extinguishment and modification of debt	—	—	(107,630)	(2,073)
Loss on fair value adjustment of derivatives, net	—	—	(17,685)	—
Other income, net	—	5	—	26
Interest expense, net	(12,696)	(14,245)	(38,877)	(43,863)
Income before provision (benefit) for income taxes	38,613	597	82,092	184,562
Provision (benefit) for income taxes	5,563	(4,454)	33,028	24,827
Net income	33,050	5,051	49,064	159,735
Less: net income attributable to noncontrolling interests	1,064	1,602	5,202	4,879
Net income attributable to Bloomin’ Brands	31,986	3,449	43,862	154,856
Convertible senior notes if-converted method interest adjustment, net of tax	—	—	—	460
Diluted net income attributable to Bloomin’ Brands	$31,986	$3,449	$43,862	$155,316

Earnings per share:
Basic	$0.36	$0.04	$0.49	$1.74
Diluted	$0.34	$0.03	$0.44	$1.42

Weighted average common shares outstanding:
Basic	89,192	89,229	89,149	88,890
Diluted	94,736	107,783	99,609	109,410

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
U.S. Segment	SEPTEMBER 25, 2022	SEPTEMBER 26, 2021	SEPTEMBER 25, 2022	SEPTEMBER 26, 2021
Revenues
Restaurant sales	$910,679	$898,790	$2,920,241	$2,789,142
Franchise and other revenues	11,842	13,943	37,314	31,567
Total revenues	$922,521	$912,733	$2,957,555	$2,820,709
International Segment
Revenues
Restaurant sales	$129,696	$97,928	$352,627	$242,254
Franchise and other revenues (1)	3,546	(198)	11,278	12,339
Total revenues	$133,242	$97,730	$363,905	$254,593
Reconciliation of Segment Income from Operations to Consolidated Income from Operations
Segment income from operations
U.S.	$68,501	$47,294	$305,347	$334,326
International	15,849	1,412	38,859	7,419
Total segment income from operations	84,350	48,706	344,206	341,745
Unallocated corporate operating expense	(33,041)	(33,869)	(97,922)	(111,273)
Total income from operations	$51,309	$14,837	$246,284	$230,472
____________________
(1)The thirteen and thirty-nine weeks ended September 26, 2021, includes an adjustment of $(3.2) million to reduce our initial recorded estimate and net $3.1 million benefit, respectively, from the recognition of recoverable Program of Social Integration (“PIS”) and Contribution for the Financing of Social Security (“COFINS”) taxes, including accrued interest, within other revenues in connection with favorable court rulings in Brazil regarding the calculation methodology and taxable base.

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
	SEPTEMBER 25, 2022	DECEMBER 26, 2021
(dollars in thousands)	(UNAUDITED)
Cash and cash equivalents	$90,678	$87,585
Net working capital (deficit) (1)	$(635,612)	$(631,833)
Total assets	$3,219,201	$3,294,271
Total debt, net	$821,706	$793,065
Total stockholders’ equity	$240,145	$222,850
_________________
(1)We have, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). We operate successfully with negative working capital because cash collected on restaurant sales is typically received before payment is due on our current liabilities, and our inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are typically used to service debt obligations and to make capital expenditures.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL AND ADJUSTED RESTAURANT-LEVEL OPERATING INCOME AND MARGIN NON-GAAP RECONCILIATIONS
(UNAUDITED)
Consolidated	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(dollars in thousands)	SEPTEMBER 25, 2022	SEPTEMBER 26, 2021	SEPTEMBER 25, 2022	SEPTEMBER 26, 2021
Income from operations	$51,309	$14,837	$246,284	$230,472
Operating income margin	4.9%	1.5%	7.4%	7.5%
Less:
Franchise and other revenues	15,388	13,745	48,592	43,906
Plus:
Depreciation and amortization	42,171	40,827	125,203	122,592
General and administrative	56,089	58,880	174,009	182,590
Provision for impaired assets and restaurant closings	2,067	1,585	4,099	8,962
Restaurant-level operating income (1)	$136,248	$102,384	$501,003	$500,710
Restaurant-level operating margin	13.1%	10.3%	15.3%	16.5%
Adjustments:
Royalty termination expense (2)	—	61,880	—	61,880
Legal and other matters (3)	—	2,761	—	2,761
Total restaurant-level operating income adjustments	—	64,641	—	64,641
Adjusted restaurant-level operating income	$136,248	$167,025	$501,003	$565,351
Adjusted restaurant-level operating margin	13.1%	16.8%	15.3%	18.6%
_________________
(1)The following categories of our revenue and operating expenses are not included in restaurant-level operating margin because we do not consider them reflective of operating performance at the restaurant-level within a period:
(a)Franchise and other revenues, which are earned primarily from franchise royalties and other non-food and beverage revenue streams, such as rental and sublease income.
(b)Depreciation and amortization which, although substantially all of which is related to restaurant-level assets, represent historical sunk costs rather than cash outlays for the restaurants.
(c)General and administrative expense which includes primarily non-restaurant-level costs associated with support of the restaurants and other activities at our corporate offices.
(d)Asset impairment charges and restaurant closing costs which are not reflective of ongoing restaurant performance in a period.
(2)Payment to the founders of our Carrabba’s Italian Grill concept in connection with an agreement to terminate future royalty payments.
(3)The thirteen and thirty-nine weeks ended September 26, 2021 include an accrual for Imposto sobre Serviços (“ISS”), a Brazilian municipal service tax, in connection with royalties from our Brazilian subsidiary over the past five years, including related penalties and interest, recorded within Other restaurant operating expense as a result of an unfavorable Brazilian Supreme Court ruling.

U.S.	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(dollars in thousands)	SEPTEMBER 25, 2022	SEPTEMBER 26, 2021	SEPTEMBER 25, 2022	SEPTEMBER 26, 2021
Income from operations	$68,501	$47,294	$305,347	$334,326
Operating income margin	7.4%	5.2%	10.3%	11.9%
Less:
Franchise and other revenues	11,842	13,943	37,314	31,567
Plus:
Depreciation and amortization	34,432	33,421	102,735	100,645
General and administrative	22,339	21,998	69,432	66,043
Provision for impaired assets and restaurant closings	2,068	1,539	2,317	8,678
Restaurant-level operating income	$115,498	$90,309	$442,517	$478,125
Restaurant-level operating margin	12.7%	10.0%	15.2%	17.1%
Adjustments:
Royalty termination expense (1)	—	61,880	—	61,880
Total restaurant-level operating income adjustments	—	61,880	—	61,880
Adjusted restaurant-level operating income	$115,498	$152,189	$442,517	$540,005
Adjusted restaurant-level operating margin	12.7%	16.9%	15.2%	19.4%
________________
(1)Payment to the founders of our Carrabba’s Italian Grill concept in connection with an agreement to terminate future royalty payments.

International	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(dollars in thousands)	SEPTEMBER 25, 2022	SEPTEMBER 26, 2021	SEPTEMBER 25, 2022	SEPTEMBER 26, 2021
Income from operations	$15,849	$1,412	$38,859	$7,419
Operating income margin	11.9%	1.4%	10.7%	2.9%
Less:
Franchise and other revenues	3,546	(198)	11,278	12,339
Plus:
Depreciation and amortization	5,882	5,843	17,438	17,128
General and administrative	5,828	5,060	16,087	13,781
Provision for impaired assets and restaurant closings	—	28	1,775	27
Restaurant-level operating income	$24,013	$12,541	$62,881	$26,016
Restaurant-level operating margin	18.5%	12.8%	17.8%	10.7%
Adjustments:
Legal and other matters (1)	—	2,761	—	2,761
Total restaurant-level operating income adjustments	—	2,761	—	2,761
Adjusted restaurant-level operating income	$24,013	$15,302	$62,881	$28,777
Adjusted restaurant-level operating margin	18.5%	15.6%	17.8%	11.9%
________________
(1)The thirteen and thirty-nine weeks ended September 26, 2021 include an accrual for ISS, a Brazilian municipal service tax, in connection with royalties from our Brazilian subsidiary over the past five years, including related penalties and interest, recorded within Other restaurant operating expense as a result of an unfavorable Brazilian Supreme Court ruling.

TABLE FIVE
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED				(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED QUARTER TO DATE
	SEPTEMBER 25, 2022		SEPTEMBER 26, 2021
Consolidated:	REPORTED	ADJUSTED	REPORTED	ADJUSTED (1)
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Food and beverage costs	32.0%	32.0%	30.5%	30.5%	(1.5)%
Labor and other related	29.1%	29.1%	29.1%	29.1%	—%
Other restaurant operating	25.8%	25.8%	30.1%	23.6%	(2.2)%

Restaurant-level operating margin	13.1%	13.1%	10.3%	16.8%	(3.7)%

	THIRTY-NINE WEEKS ENDED				(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED YEAR TO DATE
	SEPTEMBER 25, 2022		SEPTEMBER 26, 2021
Consolidated:	REPORTED	ADJUSTED	REPORTED	ADJUSTED (1)
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Food and beverage costs	32.3%	32.3%	30.0%	30.0%	(2.3)%
Labor and other related	28.2%	28.2%	28.4%	28.4%	0.2%
Other restaurant operating	24.2%	24.2%	25.2%	23.0%	(1.2)%

Restaurant-level operating margin	15.3%	15.3%	16.5%	18.6%	(3.3)%
_________________
(1)See Table Four Restaurant-level and Adjusted Restaurant-Level Operating Income and Margin Non-GAAP Reconciliations for details regarding restaurant-level operating margin adjustments. All restaurant-level operating margin adjustments for the periods presented were recorded within Other restaurant operating expense.

TABLE SIX
BLOOMIN’ BRANDS, INC.
ADJUSTED INCOME FROM OPERATIONS NON-GAAP RECONCILIATIONS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
Consolidated	SEPTEMBER 25, 2022	SEPTEMBER 26, 2021	SEPTEMBER 25, 2022	SEPTEMBER 26, 2021
Income from operations	$51,309	$14,837	$246,284	$230,472
Operating income margin	4.9%	1.5%	7.4%	7.5%
Adjustments:
Total restaurant-level operating margin adjustments (1)	—	64,641	—	64,641
Legal and other matters (2)	—	3,204	—	(3,133)
Total income from operations adjustments	—	67,845	—	61,508
Adjusted income from operations	$51,309	$82,682	$246,284	$291,980
Adjusted operating income margin	4.9%	8.2%	7.4%	9.5%

U.S. Segment
Income from operations	$68,501	$47,294	$305,347	$334,326
Operating income margin	7.4%	5.2%	10.3%	11.9%
Adjustments:
Total restaurant-level operating margin adjustments (1)	—	61,880	—	61,880
Adjusted income from operations	$68,501	$109,174	$305,347	$396,206
Adjusted operating income margin	7.4%	12.0%	10.3%	14.0%

International Segment
Income from operations	$15,849	$1,412	$38,859	$7,419
Operating income margin	11.9%	1.4%	10.7%	2.9%
Adjustments:
Total restaurant-level operating margin adjustments (1)	—	2,761	—	2,761
Legal and other matters (2)	—	3,204	—	(3,133)
Total income from operations adjustments	—	5,965	—	(372)
Adjusted income from operations	$15,849	$7,377	$38,859	$7,047
Adjusted operating income margin	11.9%	7.3%	10.7%	2.8%
_________________
(1)See Table Four Restaurant-level and Adjusted Restaurant-Level Operating Income and Margin Non-GAAP Reconciliations for details regarding the restaurant-level operating margin adjustments.
(2)The thirteen and thirty-nine weeks ended September 26, 2021 include an adjustment to reduce our initial recorded estimate and net benefit, respectively, from the recognition of recoverable PIS and COFINS taxes, including accrued interest within other revenues as a result of favorable court rulings in Brazil.

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
ADJUSTED NET INCOME AND DILUTED EARNINGS PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(in thousands, except per share data)	SEPTEMBER 25, 2022	SEPTEMBER 26, 2021	SEPTEMBER 25, 2022	SEPTEMBER 26, 2021
Diluted net income attributable to Bloomin’ Brands	$31,986	$3,449	$43,862	$155,316
Convertible senior notes if-converted method interest adjustment, net of tax (1)	—	—	—	460
Net income attributable to Bloomin’ Brands	31,986	3,449	43,862	154,856
Adjustments:
Income from operations adjustments (2)	—	67,845	—	61,508
Loss on extinguishment and modification of debt (3)	—	—	107,630	2,073
Loss on fair value adjustment of derivatives, net (3)	—	—	17,685	—
Total adjustments, before income taxes	—	67,845	125,315	63,581
Adjustment to provision for income taxes (4)	—	(15,878)	1,322	(14,635)
Net adjustments	—	51,967	126,637	48,946
Adjusted net income	$31,986	$55,416	$170,499	$203,802

Diluted earnings per share	$0.34	$0.03	$0.44	$1.42
Adjusted diluted earnings per share (5)	$0.35	$0.57	$1.84	$2.10

Diluted weighted average common shares outstanding	94,736	107,783	99,609	109,410
Adjusted diluted weighted average common shares outstanding (5)	91,046	97,307	92,877	97,110
_________________
(1)Adjustment for interest expense related to the convertible senior notes due in 2025 (the “2025 Notes”) weighted for the portion of the period prior to our election under the 2025 Notes indenture to settle the principal portion of the 2025 Notes in cash.
(2)See Table Six Adjusted Income from Operations Non-GAAP Reconciliations above for details regarding Income from operations adjustments.
(3)The thirty-nine weeks ended September 25, 2022 includes losses in connection the repurchase of $125 million of our outstanding 2025 Notes, as well as the settlements of the related convertible senior note hedges and warrants (the “2025 Notes Partial Repurchase”), the modification of our revolving credit facility and the extinguishment of our term loan A.
(4)The tax effect of non-GAAP adjustments were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates. For the thirty-nine weeks ended September 25, 2022, the primary difference between the GAAP and adjusted effective income tax rates relate to certain non-deductible losses and other tax costs associated with the 2025 Notes Partial Repurchase.
(5)Adjusted diluted weighted average common shares outstanding was calculated excluding the dilutive effect of 3,690 and 10,476 shares for the thirteen weeks ended September 25, 2022 and September 26, 2021, respectively, and 6,732 and 10,453 shares for the thirty-nine weeks ended September 25, 2022 and September 26, 2021, respectively, to be issued upon conversion of the 2025 Notes to satisfy the amount in excess of the principal since our convertible note hedge offsets the dilutive impact of the shares underlying the 2025 Notes. For the thirty-nine weeks ended September 26, 2021, adjusted diluted weighted average common shares outstanding was also calculated assuming our February 2021 election to settle the principal portion of the 2025 Notes in cash was in effect for the entire period.

Following is a summary of the financial statement line item classification of the net income adjustments:

	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(dollars in thousands)	SEPTEMBER 25, 2022	SEPTEMBER 26, 2021	SEPTEMBER 25, 2022	SEPTEMBER 26, 2021
Franchise and other revenues	$—	$3,204	$—	$(3,133)
Other restaurant operating	—	64,641	—	64,641
Loss on extinguishment and modification of debt	—	—	107,630	2,073
Loss on fair value adjustment of derivatives, net	—	—	17,685	—
Provision for income taxes	—	(15,878)	1,322	(14,635)
Net adjustments	$—	$51,967	$126,637	$48,946

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT AND OFF-PREMISES ONLY KITCHEN INFORMATION
(UNAUDITED)
Number of restaurants:	JUNE 26, 2022	OPENINGS	CLOSURES	SEPTEMBER 25, 2022
U.S.
Outback Steakhouse
Company-owned	563	1	—	564
Franchised	130	1	(3)	128
Total	693	2	(3)	692
Carrabba’s Italian Grill
Company-owned	198	1	—	199
Franchised	19	—	—	19
Total	217	1	—	218
Bonefish Grill
Company-owned	174	—	(1)	173
Franchised	7	—	—	7
Total	181	—	(1)	180
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	64	—	—	64
Aussie Grill
Company-owned	5	—	—	5
U.S. total	1,160	3	(4)	1,159
International
Company-owned
Outback Steakhouse - Brazil (1)	129	8	—	137
Other (1)(2)	33	—	—	33
Franchised
Outback Steakhouse - South Korea	77	6	—	83
Other (2)	50	1	(1)	50
International total	289	15	(1)	303
System-wide total	1,449	18	(5)	1,462
System-wide total - Company-owned	1,166	10	(1)	1,175
System-wide total - Franchised	283	8	(4)	287
____________________
(1)The restaurant counts for Brazil, including Abbraccio restaurants within International Company-owned Other, are reported as of May 31, 2022 and August 31, 2022, respectively, to correspond with the balance sheet dates of this subsidiary.
(2)International Company-owned Other and International Franchised Other included two and three Aussie Grill locations, respectively, as of September 25, 2022.

Number of kitchens (1):	JUNE 26, 2022	OPENINGS	CLOSURES	SEPTEMBER 25, 2022
U.S.
Company-owned	2	—	(1)	1
International
Company-owned	1	—	(1)	—
Franchised - South Korea	49	3	(7)	45
System-wide total	52	3	(9)	46
____________________
(1)Excludes virtual concepts that operate out of existing restaurants and sports venue locations.

TABLE NINE
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
	SEPTEMBER 25, 2022		SEPTEMBER 25, 2022
	COMPARABLE TO		COMPARABLE TO
	2021	2019 (1)	2021	2019 (1)
Year over year percentage change:
Comparable restaurant sales (stores open 18 months or more):
U.S. (2)
Outback Steakhouse	2.3%	8.5%	3.4%	7.0%
Carrabba’s Italian Grill	0.7%	18.0%	3.6%	14.6%
Bonefish Grill	(0.9)%	4.8%	5.9%	3.2%
Fleming’s Prime Steakhouse & Wine Bar	1.3%	29.6%	15.7%	28.2%
Combined U.S.	1.4%	11.2%	4.8%	9.4%
International
Outback Steakhouse - Brazil (3)	30.1%	25.2%	48.7%	22.3%

Traffic:
U.S.
Outback Steakhouse	(6.8)%	(7.3)%	(5.5)%	(7.4)%
Carrabba’s Italian Grill	(8.4)%	2.9%	(4.4)%	3.1%
Bonefish Grill	(8.3)%	(3.4)%	(3.3)%	(4.9)%
Fleming’s Prime Steakhouse & Wine Bar	(4.8)%	9.1%	5.8%	7.8%
Combined U.S.	(7.2)%	(4.4)%	(4.7)%	(4.6)%
International
Outback Steakhouse - Brazil	16.7%	20.3%	32.1%	22.6%

Average check per person (4):
U.S.
Outback Steakhouse	9.1%	15.8%	8.9%	14.4%
Carrabba’s Italian Grill	9.1%	15.1%	8.0%	11.5%
Bonefish Grill	7.4%	8.2%	9.2%	8.1%
Fleming’s Prime Steakhouse & Wine Bar	6.1%	20.5%	9.9%	20.4%
Combined U.S.	8.6%	15.6%	9.5%	14.0%
International
Outback Steakhouse - Brazil	13.1%	6.3%	16.5%	0.4%
____________________
(1)Comparable restaurant sales, traffic and average check per person increases (decreases) relative to 2019 for improved comparability to pre-COVID-19 restaurant sales.
(2)Relocated restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.
(3)Excludes the effect of fluctuations in foreign currency rates. Includes trading day impact from calendar period reporting.
(4)Includes the impact of menu pricing changes, product mix and discounts.

SOURCE: Bloomin’ Brands, Inc.